EXHIBIT 10.34


                     ARKLEDUN DRIVE LLC
             c/o Beacon Capital management, Ltd.
                  Harbour House, 2nd Floor
                      Waterfront Drive
                        P.O. Box 972
                   Road Town, Tortola, BVI


January 5, 2000



Andrew K. Andraczke, CEO
EuroGas, Inc.
Central European Headquarters
Lektykarska 18
01-687 Warsaw, Poland

Re:  Arkledun Drive LLC

Dear Mr. Andraczke:

This letter is being sent to confirm the settlement of the $514,699.50 Shortfall resulting from the October 2, 2000, Common Stock Purchase Agreement entered into between EuroGas, Inc. ("EuroGas") and Arkledun Drive LLC ("Arkledun"). EuroGas and Arkledun agree that a complete settlement of the shortfall shall be made as follows:

     (a) EuroGas shall issue to Arkledun 2,000,000 shares of restricted common stock (the "Shares") with piggy-back registration rights only.

     (b) Arkledun agrees to waive the requirement of demand registration rights with respect to the Shares as required by the Registration Rights Agreement entered into by EuroGas and Arkledun.

     (c) Arkledun agrees to waive any claim for liquidated damages for failure of EuroGas to file a registration statement within thirty (30) calendar days of the November 14, 2000 notice from Arkledun, as required by the Registration Rights Agreement entered into by EuroGas and Arkledun.

     (d) Arkledun agrees to waive any claim for liquidated damages for failure of EuroGas to have the registration statement declared effective within ninety (90) calendar days of the November 14, 2000 notice from Arkledun, as required by the Registration Rights Agreement entered into by EuroGas and Arkledun.

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     (e)  Arkledun  agrees to waive any claim for reasonable
          attorneys fees and costs as a result of the failure of EuroGas to cure the Shortfall sooner.

     (f) Eurogas and Arkledun each agree to remise, release and discharge the other and their respective predecessors, successors, affiliates, subsidiaries, employees, shareholders, officers, directors, agents, and assigns, from each and every right, claim, debt, fee, commission, demand, liability, cost, expense, payment, compensation, damages, including punitive and exemplary damages, and causes of action of any kind whatsoever, from the beginning of time to the present, accrued or contingent, known or unknown, direct or derivative, pending or potential, which in any way arises out of or relates to the Common Stock Purchase Agreement or Registration Rights Agreement entered into between EuroGas and Arkledun on or about October 2, 2000.

     (g) EuroGas agrees to use its commercially reasonable efforts to have its transfer agent issue the 2,000,000 shares of common stock with the date of November 14, 2000, but in the event that the transfer agent is unwilling to do so, Eurogas agrees that the 2,000,000 shares should have been issued on November 14, 2000 and the one year period for 144 purposes shall start to run from that date.

AGREED AND ACCEPTED:             AGREED AND ACCEPTED:
ARKLEDUN DRIVE LLC               EUROGAS, INC.


By:______________________        By: /s/ Andrew K. Andraczke
                                    ------------------------
                                    Andrew K. Andraczke, CEO

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